CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Statements and Experts”, and “Representations and Warranties” and to the use of our report on Dreyfus Premier S&P STARS Opportunities Fund dated May 21, 2008, which is incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Premier Manager Funds I.

/S/ ERNST & YOUNG LLP

New York, New York

July 2, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Dreyfus/Laurel Funds, Inc. and

The Board of Trustees

Dreyfus Premier Manager Funds I:

We consent to the use of our report dated December 20, 2007 incorporated by reference herein and to the references to our firm herein.

/s/ KPMG LLP

New York, New York

July 2, 2008